EXHIBIT 5


                        PITNEY, HARDIN, KIPP & SZUCH LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945


                                                         December 10, 1999
Nabisco, Inc.
7 Campus Drive
Parsippany, New Jersey 07054-0311


                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Nabisco, Inc. (the "Company") relating to interests (the "Securities") in the Nabisco, Inc. Deferred Compensation Plan (the "Plan") filed with the Securities and Exchange Commission.

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials and of officers of the Company as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

                  Based upon the foregoing, we are of the opinion that, when the Securities have been duly issued as contemplated by the Registration Statement (including the Prospectus which is not filed therewith)and the Plan and for the consideration determined in accordance with the terms of the Plan, the Securities will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and expresses no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,



                                              PITNEY, HARDIN, KIPP & SZUCH LLP